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                                                                  Exhibit 10(a)



       Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4 No. 333-141756) pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) March 18, 2008, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 7, 2008, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.

                                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 14, 2008